Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of PowerGae, Inc. (A Development Stage Company), of our report dated January 29, 2008 on our audit of the financial statements of PowerGae, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception on September 6, 2007 through December 31, 2007, and the reference to us under the caption "Experts."

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
March 20, 2009